Exhibit 4.1



                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                     NEVADA
                                      2001

__________________                                            __________________

     NUMBER                                                         SHARES
__________________                                            __________________



                              RIDDLE RECORDS, INC.
            AUTHORIZED CAPITAL STOCK 500,000 SHARES WITHOUT PAR VALUE


This Certifies that _______________________ is the record holder of _____________________ Shares of the _______Common________ Stock transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this _______________ day of _________________ AD. ______


_____________________________________     ______________________________________
ALI MOUSSAVI            SECRETARY         JACQUES TIZABI               PRESIDENT




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For Value Received  ___________  hereby sell,  assign,  and transfer unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE
_____________________________________

_____________________________________

_______________________________________________________________________ Shares

represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________ Attorney
to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises
         Dated ______________________
                  In presence of


NOTICE THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.